FOR IMMEDIATE RELEASE

STATE FINANCIAL SERVICES CORPORATION SETS DATE FOR SPECIAL
MEETING OF SHAREHOLDERS TO VOTE ON PROPOSED MERGER
WITH ASSOCIATED BANC-CORP

        Milwaukee and Green Bay, Wisconsin, June 30, 2005 – State Financial Services Corporation (Nasdaq: SFSW) and Associated Banc-Corp (Nasdaq: ASBC) announced today that State Financial will hold a special meeting of its shareholders on August 24, 2005 to vote on its proposed merger with Associated.

        On or about July 11, 2005, State Financial shareholders of record as of July 6, 2005 will be mailed a definitive proxy statement/prospectus relating to the special meeting, which will be held on August 24, 2005 at 10:00 a.m., Central Time, at The Wyndham Milwaukee Center, 139 East Kilbourn Avenue, Milwaukee, Wisconsin. The merger agreement must be approved by shareholders owning at least a majority of the outstanding State Financial shares as of July 6, 2005. State Financial and Associated expect to complete the merger as soon as practicable following approval by State Financial’s shareholders, assuming all conditions to the merger have been satisfied, including receipt of all required regulatory approvals.

        Ten executive officers and directors of State Financial, who owned approximately 16.5% of the outstanding State Financial common stock as of June 29, 2005, have agreed with Associated, in their individual capacities as State Financial shareholders, to vote their respective shares in favor of the merger agreement.

        Pursuant to the merger agreement, State Financial shareholders will receive 1.20 shares of Associated common stock for each share of State Financial common stock they own. The merger is expected to be tax-free to the shareholders of State Financial.

        State Financial shareholders who have questions or require assistance voting their shares may call Daniel L. Westrope, State Financial’s Executive Vice President, Chief Financial Officer and Secretary, at (414) 425-1600.

        State Financial is a $1.5 billion financial services company operating through 29 full-service office locations in southeastern Wisconsin and northeastern Illinois. Through its banking network, State Financial provides commercial and retail banking products, secondary market mortgage loan originations and investment brokerage activities.

        Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified multibank holding company with total assets of $21 billion. Associated has more than 300 banking offices serving more than 170 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.

        Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “believes,” “anticipates” or “expects,” or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, among others, State Financial’s and Associated’s ability to complete the merger in a timely manner or at all, the failure of State Financial’s shareholders to approve the merger, the risk that the business of State Financial will not be integrated successfully into Associated, the risk that the cost savings from the merger may not be fully realized or may take longer to realize than expected, and other factors discussed in the filings of Associated and State Financial with the Securities and Exchange Commission (the “SEC”). Investors should consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

        This press release may be deemed to be solicitation material in respect of the proposed acquisition of State Financial by Associated. In connection with the proposed transaction, Associated filed a registration statement on Form S-4 (Reg. No 333-125842), including a preliminary proxy statement/prospectus, with the SEC. Shareholders of State Financial are urged to read the definitive proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. After these documents are filed with the SEC, investors and security holders will be able to obtain them free of charge at the SEC’s website, www.sec.gov, or by requesting them from Associated Banc-Corp, Attn: Corporate Secretary, 1200 Hansen Road, Green Bay, WI 54304 or from State Financial Services Corporation, Attn.: Corporate Secretary, 815 North Water Street, Milwaukee, WI 53202.

        State Financial and Associated and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding State Financial’s and Associated’s directors and executive officers and information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in or incorporated by reference into Associated’s Registration Statement on Form S-4 referred to above.

2